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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Labor Ready, Inc.
Tacoma, Washington

We hereby consent to the incorporation by reference of our report dated February 24, 1997, relating to the consolidated financial statements of Labor Ready, Inc. for the year ended December 31, 1996 included in the Company's Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements on Form S-8 No. 333-36191, 333-16455 and 333-16459.




March 30, 1999
Spokane, Washington